UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2006

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

84 October Hill Road, Holliston, MA  01746
(Address of Principal Executive Offices)  (Zip Code)

(508) 893-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 2, 2006, Harvard Bioscience, Inc. (the “Company”) issued a press release announcing financial results for the three months and year ended December 31, 2005. The press release is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report on Form 8-K and the Exhibit attached shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 28, 2006, the Company concluded that the previously issued consolidated financial statements for the three and six months ended June 30, 2005 included in the Company’s Form 10-Q for the quarter ended June 30, 2005 and the nine months ended September 30, 2005 included in the Company’s Form 10-Q for the quarter ended September 30, 2005 should no longer be relied upon because of an error in such consolidated financial statements. The error, which was identified by the Company during the preparation of the tax provision for the year ended December 31, 2005, relates to an overstatement of income tax expense. During the second quarter of 2005, as a result of a decrease in revenues and operating profit margins in the Capital Equipment Business segment, the Company determined that a portion of its gross deferred tax assets did not meet the “more likely than not” standard for realization as outlined in SFAS No. 109 “Accounting for Income Taxes.”  However, the Company incorrectly recognized $3.5 million of tax expense to increase the valuation allowance above the amount required.

Correction of the error will result in a reduction to income tax expense and a reduction in net loss of $3.5 million and have the following impact on previously issued financial statements:

(In thousands except for per share data)	As Reported	As Restated
	(unaudited)

Three months ended June 30, 2005

Stockholders’ equity (net assets)	$74,240	$77,785
Net loss	$(27,379)	$(23,834)
Loss per diluted share	$(0.90)	$(0.78)

Six months ended June 30, 2005

Stockholders’ equity (net assets)	$74,240	$77,785
Net loss	$(27,177)	$(23,632)
Loss per diluted share	$(0.89)	$(0.78)

Nine months ended September 30, 2005

Stockholders’ equity (net assets)	$74,577	$78,122
Net loss	$(26,516)	$(22,971)
Loss per diluted share	$(0.86)	$(0.75)

The adjustment does not affect the previously reported revenue, operating profit or adjusted non-GAAP earnings per diluted share. Nor does it affect future revenue, earnings or cash flow.

The Company will correct this error by restating the quarterly financial information included in the footnotes to its financial statements for the year ended December 31, 2005 to be filed with the Company’s Form 10-K for the year ended December 31, 2005.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Title

99.1	Press release of Harvard Bioscience, Inc. issued on March 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: March 2, 2006	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer